          -------------------------------------------------------------

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

          -------------------------------------------------------------

                                  BY AND AMONG

                              SPORTING MAGIC, INC.,

                            CMJ ACQUISITION COMPANY,

                               CMJ VENTURES, INC.

                                       and

                    SEAN GARBER, LISA GARBER AND MARK CARTER

                                  May 16, 2002

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

            THIS  AMENDMENT  NO. 1 TO THE  AGREEMENT  AND PLAN OF  MERGER  (this
"AMENDMENT")  is  entered  into as of May 16,  2002,  by and among (i)  Sporting
Magic, Inc., a Delaware  corporation  ("SMI"),  (ii) CMJ Acquisition  Company, a
Delaware  corporation and wholly owned  subsidiary of SMI ("MERGER SUB"),  (iii)
CMJ Ventures,  Inc., a Florida corporation ("CMJ") and (iv) each of Sean Garber,
Lisa  Garber and Mark Carter  (collectively,  the  "Stockholders").  Capitalized terms used herein and not otherwise  defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                              W I T N E S S E T H :

            WHEREAS,  SMI, Merger Sub, CMJ and the  Stockholders  are parties to that certain Agreement and Plan of Merger,  dated as of March 1, 2002, a copy of which is attached hereto as Exhibit A (the "MERGER AGREEMENT"); and

            WHEREAS,  the parties  hereto wish to amend the Merger  Agreement as set forth below.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual covenants and agreements herein contained,  the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   THE MERGER

            1.3  Merger Consideration.
                 ---------------------

            Section  1.3  of the  Merger  Agreement  is  hereby  deleted  in its entirety and replaced with the following:

            "Section 1.3 MERGER  CONSIDERATION.  For purposes of this agreement,
"Merger Consideration" shall mean, in the aggregate, (i) 1,400,000 shares of SMI voting common stock,  $.0001 par value per share,  all unencumbered and free and
clear  of  all  liens,  charges,   pledges,  security  interests  or  any  other
restrictions  except for those as may be imposed by federal or state  securities laws (collectively,  the "SMI COMMON STOCK") and (ii) 4 shares of SMI's Series A preferred stock, $.0001 par value per share, all unencumbered and free and clear of all liens, charges, pledges, security interests or any other restrictions and created  pursuant to a certificate of designation  substantially  similar to the form of certificate of designation  attached hereto as Exhibit A  (collectively, the "SMI PREFERRED STOCK").  At the Effective Time, by virtue of the Merger, and without  further  action by any person or entity,  each  issued and  outstanding share of CMJ Stock (as  defined in Section  2.2) shall  automatically  converted into the right to  receive  2,545.4545  shares of SMI Common  Stock and  0.00727 shares  of SMI  Preferred  Stock.  Schedule  1.3 sets  forth to whom and in what
denominations   the  Merger   Consideration  is  to  be  allocated

                                       1

amongst the  Stockholders or their  designees.  Fractional  shares of either SMI
Common Stock or SMI Preferred  Stock to be issued  hereunder shall be rounded to the nearest whole number."

                            [Signature Page Follows]

                                       2

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                    SPORTING MAGIC, INC.

                                    By:  /s/ Dan Cooke
                                       --------------------------------
                                       Name:  Dan Cooke
                                       Title: Chairman

                                    CMJ VENTURES, INC.

                                    By:  /s/ Sean Garber
                                       --------------------------------
                                       Name:  Sean Garber
                                       Title: President

                                    CMJ ACQUISTION COMPANY

                                    By:  /s/ Dan Cooke
                                       --------------------------------
                                       Name:  Dan Cooke
                                       Title: Chairman

                                         /s/ Sean Garber
                                       --------------------------------
                                       SEAN GARBER

                                         /s/ Lisa Garber
                                       --------------------------------
                                       LISA GARBER

                                         /s/ Mark Carter
                                       --------------------------------
                                       MARK CARTER

                                       3